Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, W. Keith Maxwell III, Chief Executive Officer of Marlin Midstream GP, LLC, the general partner of Marlin Midstream Partners, LP (the “Partnership”), and Amanda Bush, Chief Financial Officer of Marlin Midstream GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of the Partnership for the period ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Partnership.

Date:	October 30, 2014	/s/ W. Keith Maxwell III
W. Keith Maxwell III
Chief Executive Officer of Marlin Midstream GP, LLC
Marlin Midstream GP, LLC,
(the general partner of Marlin Midstream Partners, LP)

Date:	October 30, 2014	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer of Marlin Midstream GP, LLC
(the general partner of Marlin Midstream Partners, LP)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.